                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          RAMAPO FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     (5)  Total fee paid:

          ______________________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     (3)  Filing Party:

          ______________________________________________________________________

     (4)  Date Filed:

          ______________________________________________________________________

                                     [LOGO]
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 1996
--------------------------------------------------------------------------------

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Ramapo Financial Corporation (the "Corporation") will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey at 4:00 p.m. on Tuesday, April 30, 1996.

       A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

       The Annual Meeting is for the purpose of considering and acting upon:

       1.       The election of two directors of the Corporation;

       2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

       Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.

       Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 15, 1996 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

       A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Corporation's main office during the ten days prior to the Annual Meeting.

       You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    MORTIMER J. O'SHEA
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
Wayne, New Jersey
March 22, 1996

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PROXY STATEMENT
                                       OF
                          RAMAPO FINANCIAL CORPORATION
                           64 MOUNTAIN VIEW BOULEVARD
                            WAYNE, NEW JERSEY 07470
                                 (201) 696-6100

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    GENERAL
--------------------------------------------------------------------------------

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ramapo Financial Corporation (hereinafter called the "Corporation") to be used at the 1996 Annual Meeting of Stockholders of the Corporation (hereinafter called the "Annual Meeting"), which will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey on Tuesday, April 30, 1996, at 4:00 p.m. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about March 22, 1996.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

       Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee becomes unavailable to serve and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in their discretion. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

       Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder's proxy.

--------------------------------------------------------------------------------
                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

       The securities entitled to vote at the Annual Meeting consist of the Corporation's common stock, $1.00 par value per share (the "Common Stock"). Stockholders of record as of the close of business on March 15, 1996 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 8,096,449 shares of Common Stock issued and outstanding. At March 15, 1996, the Corporation knew of no beneficial owner of more than 5% of the outstanding Common Stock.

--------------------------------------------------------------------------------
                                     ITEM 1
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

       The Corporation's Board of Directors is currently composed of seven members. Under the Corporation's Certificate of Incorporation, directors of the Corporation are divided into three classes and elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, two directors will be elected for a term expiring at the 1999 annual meeting of stockholders. Under New Jersey law, directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

       Other nominations for directors may be made pursuant to the Corporation's Bylaws, which require, among other things, that advance written notice of any such nomination shall be delivered or mailed to the Chairman of the Board of the Corporation. Any such written nominations shall be delivered or mailed not less than 14 days prior to the meeting of stockholders, that is, on or before April 16, 1996, provided, that if less than 21 days' notice of the meeting is given to stockholders, then such nominations shall be mailed or delivered to the Chairman of the Board not later than the close of business on the seventh day following the day on which the Notice of Meeting was mailed.

       The Corporation's Bylaws permit the Board of Directors to increase the number of Directors by not more than three members and to fill the vacancies created by such increase, between annual meetings of the stockholders. In the event of any such increase in the number of directors by the Board of Directors, the terms of the directors filling such vacancies shall be fixed by the Board of Directors in such manner as to result in each class consisting, as nearly as may be, of one-third of the number of directors then constituting the whole Board of Directors as so increased. A director elected by the Board of Directors to fill a vacancy created in such manner will serve only until the next annual meeting of stockholders, at which time the stockholders will elect such director's successor for the succeeding term or, if applicable, for the remaining portion of the full term previously fixed by the Board of Directors.

       It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee becomes unavailable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

       The following table sets forth, for each nominee and each continuing director, his name, age as of the Record Date and the year he first became a director of the Corporation. The table also sets forth the names, ages and positions of the Corporation's current executive officers and the year each was first elected to his current position. Each director of the Corporation also is a member of the Board of Directors of The Ramapo Bank (the "Bank"), the Corporation's primary operating subsidiary, and each executive officer (excluding Chairman Victor C. Otley, Jr.) also serves as an executive officer of the Bank. There are no arrangements or understandings between the Corporation and any director or executive officer pursuant to which such person has been elected a director or executive officer of the Corporation other than the agreements respectively between Messrs. O'Shea and Knauer and the Corporation and the Bank (discussed under "-- Certain Agreements"), and no director or executive officer is related to any other director or executive officer by blood, marriage or adoption. All executive officers other than Mr. O'Shea are elected annually by the Board of Directors. Mr. O'Shea is serving pursuant to an employment agreement dated March 14, 1996, which provides for a term of employment of three years with the Corporation and one year with the Bank. See -- "Certain Agreements".

                       BOARD NOMINEES FOR TERMS TO EXPIRE
                           AT THE 1999 ANNUAL MEETING

                                                   AGE AS
                                                   OF THE     YEAR FIRST       CURRENT
                                                   RECORD     ELECTED AS         TERM
                 NAME                               DATE       DIRECTOR       TO EXPIRE
                 ----                              ------     -----------     ----------
            Directors:
            James R. Kaplan                         61          1993           1996
            Erwin D. Knauer                         50          1993           1996
                                   DIRECTORS CONTINUING IN OFFICE
            Donald W. Barney                        55          1993           1998
            Louis S. Miller                         81          1974           1997
            Richard S. Miller                       61          1974           1998
            Mortimer J. O'Shea                      50          1994           1997
            Victor C. Otley, Jr.                    60          1974           1997

                               EXECUTIVE OFFICERS

                                                                                   YEAR FIRST
                                                                AGE AS             ELECTED TO
                   NAME                  OFFICE             OF RECORD DATE       CURRENT OFFICE
                   ----           ---------------------     --------------     ------------------
            Mortimer J. O'Shea    President and Chief             50                  1994
                                  Executive Officer
            Erwin D. Knauer       Senior Vice President           50                  1984
            Walter A. Wojcik,     Treasurer                       46                  1985
              Jr.

       Presented below is certain information concerning the directors and the executive officers of the Corporation. In addition to serving as Directors of the Corporation and the Bank, all directors of the Corporation named below also serve as Directors of one or more of the Corporation's nonbank subsidiaries.

       JAMES R. KAPLAN has been a director of the Corporation since 1993 and has been a director of the Bank since 1991. He is currently Chairman, President and Chief Executive Officer of Cornell Dubilier Electronics, Inc., located in Wayne, New Jersey. He also serves on the Board of Governors of the Electronic Industries Association.

       ERWIN D. KNAUER has been a director of the Corporation since 1993 and a director of the Bank since 1989. He has served as Vice President of the Corporation from April 1984 to April 1992 and Senior Vice President of the Corporation from that date to the present. Mr. Knauer has served as President of the Bank since 1989, prior to which, he served as Executive Vice President of the Bank.

       DONALD W. BARNEY became a director of the Corporation in 1993, having been a member of the Bank's Board of Directors since 1989. He joined the Union Camp Corporation, Wayne, New Jersey in 1969 and currently serves as Vice President and Treasurer, and is also a Certified Public Accountant. He is President and a Trustee of the First Real Estate Investment Trust of New Jersey.

       LOUIS S. MILLER has served as a director of the Corporation since its formation in 1974 and has been a director of the Bank since 1968. Mr. Miller is a retired certified public accountant. Mr. Miller was a partner with the firm Schotz, Simon Miller & Co., Certified Public Accountants, which merged in 1988 with R.D. Hunter & Co., Certified Public Accountants, of Paramus, New Jersey. Mr. Miller continued to serve as a consultant with R.D. Hunter until 1993.

       RICHARD S. MILLER has served as a director of the Corporation since 1974 and has been a director of the Bank since 1970. Mr. Miller is a director and the President of the law firm of Williams, Caliri, Miller & Otley, a professional corporation, of Wayne, New Jersey ("Williams, Caliri, Miller & Otley"), which acts as legal counsel to the Corporation and its subsidiaries. See "-- Certain Relationships and Related Transactions."

       MORTIMER J. O'SHEA became Director, President and Chief Executive Officer of the Corporation and Chairman and Chief Executive Officer of the Bank in March 1994. From 1985 to March 1994, he served in various capacities with The Summit Bancorporation ("Summit") and its subsidiaries. From October 1993 until his resignation, he served as Regional President of Summit Bank with responsibility for its Western Region. He also served on Summit's Management Executive Committee. From June 1990 to October 1993, he served as President and Chief Executive Officer of Somerset Trust Company, which was a wholly owned subsidiary of Summit. Mr. O'Shea was President and Chief Executive Officer of The Trust Company of Princeton, also a wholly owned subsidiary of Summit, from its organization in December 1985 through June 1990. During his tenure, this start-up bank grew to $50 million in assets. Prior to joining Summit, Mr. O'Shea held various lending and management positions with First Fidelity Bancorporation and Irving Trust Corporation.

       VICTOR C. OTLEY, JR. has served as a director of the Corporation since 1974 and has been a director of the Bank since 1970. From September 1993 to March 1994, Mr. Otley served as President and Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank on a temporary basis. In January 1994, Mr. Otley became Chairman of the Board of the Corporation and continues to serve in that capacity. Prior to assuming executive officer positions with the Corporation and the Bank in September 1993, he was a Director and a Vice President of the law firm of Williams, Caliri, Miller & Otley, which acts as legal counsel to the Corporation and its subsidiaries. See "-- Certain Relationships and Related Transactions." Mr. Otley returned to that firm after stepping down as Chief Executive Officer of the Corporation and the Bank in March 1994.

       WALTER A. WOJCIK, JR. has served as Treasurer of the Corporation since 1985 and Senior Vice President and Treasurer of the Bank from 1989 to the present. Prior to that, he was Vice President and Treasurer of the Bank. He also served as Treasurer of Pilgrim State Bank, which was then a subsidiary of the Corporation, from 1988 to its sale in June 1993. He is a certified public accountant.

--------------------------------------------------------------------------------
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

       The Corporation's Board of Directors conducts its business through meetings of the Board of Directors and of its committees. The Board of Directors of the Corporation meets monthly and may have additional special meetings. During the year ended December 31, 1995, the Board met 16 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during 1995 and the total number of meetings held by committees on which he served during such year, except James R. Kaplan.

       The Board of Directors has a standing Audit Committee. The Audit Committee, consisting of Donald W. Barney, Louis S. Miller and Victor C. Otley, Jr., performs the following customary functions: (i) making recommendations to the full Board of Directors as to the engagement of independent auditors; (ii) directing and supervising investigations into matters relating to audit functions; (iii) reviewing with the independent auditors the plan and results of the audit engagement; (iv) reviewing the scope and results of the Corporation's internal auditing procedures; (v) recommending to the full Board of Directors each service to be performed by the independent auditors before such services are performed; (vi) reviewing the degree of independence of the auditors; (vii) considering the range of audit and non-audit fees; and (viii) reviewing the adequacy of the Corporation's system of internal accounting controls. The Audit Committee met four times during 1995.

       The Board of Directors also has a standing Compliance Committee, consisting of James R. Kaplan, Louis S. Miller and Richard S. Miller, which monitors the Corporation's compliance with the regulatory agreement entered into between the Corporation and the Federal Reserve Bank of New York. Such Committee, which was formed in November 1993, met six times during 1995.

       The Board of Directors also has a standing Stock Option Committee consisting of all directors other than Messrs. O'Shea and Knauer. This committee administers the Corporation's 1995 Employee Stock Option Plan. The committee met once in 1995.

       In addition, various Board members serve on various committees of the Bank's Board of Directors and through these committees facilitate communication between the Corporation and the Bank.

--------------------------------------------------------------------------------
              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

       Each executive officer of the Corporation, with the exception of Chairman Victor C. Otley, Jr., also serves as an executive officer of the Bank. These executive officers devote the great majority of their time to and receive their salaries from the Bank. Neither the Bank nor the Corporation has a compensation committee. Compensation decisions for the Corporation and the Bank are made by their respective Boards of Directors. The Corporation's Board reviews and approves the compensation decisions of the Bank's Board for the two most highly compensated executives -- Messrs. O'Shea and Knauer.

       The Corporation's policy with respect to executive compensation is to compensate its executives fairly and adequately for their responsibilities, taking into account (i) the profitability of the operating unit for which the executive is responsible (except in the case of the Corporation's Chief Executive Officer, who is responsible for the profitability of the Corporation as a whole), (ii) the profitability of the Corporation as a whole and (iii) prevailing levels of compensation for executives of other institutions in New Jersey with comparable responsibilities and experience.

       In light of the significant losses sustained by the Corporation in 1992, 1993 and the first half of 1994, (i) senior officers (except Mr. O'Shea who joined the Corporation in March 1994) had their compensation reduced commencing in 1992 and continuing through 1994; and (ii) during such period no merit increases were awarded. With the subsequent return to profitability, prior salary reductions were restored and the practice of officer reviews based upon merit and responsibility was reinstated in 1995. As the Corporation continues to demonstrate sustained and reasonable profits throughout the current and future years it will pursue a policy of compensating its executives through salary and bonus in a fair and competitive manner.

       In an effort to further link compensation to performance and enhanced stockholder values, the Board implemented the Corporation's 1995 Employee Stock Option Plan that was approved by the stockholders last year. In June 1995 selected officers were granted options to purchase the Corporation's common stock at future dates. The price per share at which the options were issued was the closing price of the Corporation's stock on the date of grant (See
"-- Option Grants in Last Fiscal Year", below).

       When Mr. O'Shea joined the Corporation in March 1994 as President and CEO and as Chairman and CEO of the Bank, he entered into an employment agreement with the Corporation and the Bank. In March 1996 that agreement was modified and extended. Also in March 1996 Mr. Knauer entered into a salary continuation agreement with the Corporation and the Bank (See "-- Certain Agreements", below).

       This report and the performance graph which follows shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of

1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                    Respectfully submitted,

                                    Donald W. Barney
                                    James R. Kaplan
                                    Erwin D. Knauer
                                    Louis S. Miller
                                    Richard S. Miller
                                    Mortimer J. O'Shea
                                    Victor C. Otley, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Board of Directors of the Bank reviews the compensation of employees of the Bank. The Board of Directors of the Corporation reviews and approves the compensation decisions of the Bank's Board for Messrs. O'Shea and Knauer. Options under the Corporation's 1995 Employee Stock Option Plan are awarded by the Corporation's Stock Option Committee, which is comprised of all of the directors of the Corporation other than Messrs. O'Shea and Knauer. The Corporation does not have any employees of its own.

       During 1995, Victor C. Otley, Jr. served as Chairman of the Board of Directors of the Corporation. Mortimer J. O'Shea served as a Director, Chief Executive Officer and President of the Corporation and Chairman of the Board of Directors and Chief Executive Officer of the Bank. Erwin D. Knauer, Senior Vice President of the Corporation and President of the Bank, is also a member of the Corporation's Board of Directors. Each of Messrs. O'Shea and Knauer absented himself from all discussions, and abstained from all voting, with respect to his own compensation.

--------------------------------------------------------------------------------
                      COMPARATIVE STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

       The following graph compares the cumulative total shareholder return on a hypothetical $100 investment made on December 31, 1990, assuming reinvestment of dividends, in (1) the Corporation's Common Stock, (2) the NASDAQ Stock Market (U.S.) Index, and (3) the NASDAQ Bank Stock Index.

                                  Ramapo Fi-
      Measurement Period         nancial Cor-                     NASDAQ Bank
    (Fiscal Year Covered)          poration       NASDAQ (U.S.)      Stock
12/31/90                                100.00          100.00          100.00
12/31/91                                 98.66          160.56          164.09
12/31/92                                 59.66          186.87          238.85
12/31/93                                 31.69          214.51          272.39
12/31/94                                 39.62          209.69          271.41
12/31/95                                 58.73          296.30          404.35

--------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION AND OTHER BENEFITS
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

       The following table summarizes compensation earned or awarded during the years ended December 31, 1995, 1994 and 1993 to the Corporation's Chief Executive Officer, and its other executive officers whose total salary and bonus in 1995 exceeded $100,000.

---------------------------------------------------------------------------------------------------------------------
                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                             ----------------------------------------------------------------------------------------
                                                                          AWARDS               PAYOUTS
                                                             --------------------------------------------------------
                                                     OTHER
                                                    ANNUAL    RESTRICTED                                  ALL OTHER
  NAME AND                                          COMPEN-     STOCK          OPTIONS          LTIP       COMPEN-
  PRINCIPAL POSITION   YEAR     SALARY     BONUS   SATION(1)  AWARDS($)        (SHARES)        PAYOUTS     SATION
---------------------------------------------------------------------------------------------------------------------
 Mortimer J. O'Shea    1995    $195,000    $ --      $ --        $ --        $ 30,000(3)        $ --     $ 6,383(4)
  Chief Executive      1994    147,750      --        --          --          218,934(2)         --          816
   Officer(2)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
 Erwin D. Knauer       1995    137,338      --        --          --          30,000(3)          --       13,662(6)
  Senior Vice          1994    117,000      --        --          --              --             --         8,529
   President(5)        1993    117,000      --        --          --              --             --         6,956
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
 Paul L. Starman       1995    107,923      --        --          --          20,000(3)                   6,391(8)
  Senior Credit        1994     94,580      --        --          --              --             --         6,452
   Officer(7)          1993     97,175      --        --          --              --             --         6,448
---------------------------------------------------------------------------------------------------------------------

------------------------
(1) The Corporation provides certain perquisites and other benefits to executive officers. The aggregate amount of such compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each of the named executive officers during any of the years reported.
(2) In March 1994, Mortimer J. O'Shea was appointed President and Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank. At that time, Mr. O'Shea entered into an employment agreement and a nonstatutory stock option agreement with the Corporation and the Bank. See "-- Certain Agreements."
(3) Incentive stock options granted pursuant to the Corporation's 1995 Employee Stock Option Plan. See "-- Option Grants" below.
(4) Consists of $1,508 in life insurance premiums and $4,875 in employer 401(k) matching contributions.
(5) In March 1996 Mr. Knauer entered into a salary continuation agreement with the Corporation and the Bank. See "-- Certain Agreements."
(6) Consists of $1,164 in life insurance premiums, $6,960 in employer 401(k) matching contributions, and $5,538 in automobile allowance.
(7) In February 1996 Mr. Starman left the employ of the Corporation and the Bank.
(8) Consists of $995 in life insurance premiums and $5,396 in employer 401(k) matching contributions.

OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth information concerning options granted in 1995 to individuals listed in the Summary Compensation Table.

                                                INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                                             % OF TOTAL                                        APPRECIATION FOR
                  NUMBER OF SECURITIES     OPTIONS GRANTED     EXERCISE                          OPTION TERM
                   UNDERLYING OPTIONS       TO EMPLOYEES        PRICE        EXPIRATION      --------------------
       NAME            GRANTED(1)          IN FISCAL YEAR      ($/SHARE)        DATE           5%          10%
       ----       --------------------     ---------------     --------     ------------     -------     --------
Mortimer J. O'Shea        30,000                11.8%          $ 3.8125     June 8, 2005     $71,930     $182,284
Erwin D. Knauer           30,000                11.8%          $ 3.8125     June 8, 2005      71,930      182,284
Paul L. Starman           20,000                 7.8%          $ 3.8125     June 8, 2005(2)   47,953      121,523

------------------------------
(1) Incentive Stock Options were granted to certain officers of the Bank pursuant to the Ramapo Financial Corporation 1995 Employee Stock Option Plan. In accordance with that plan the exercise price was set equal to the last sale price of the Corporation's stock on the date of grant. Options granted are exercisable at the rate of 25% at 6 months from date of grant and an additional 25% on the date of each of the succeeding three years.

(2) As a result of the termination of Mr. Starman's employment with the Corporation in February 1996 his options expired in March 1996.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

       The following table sets forth information concerning the value of options held by the individuals listed in the Summary Compensation Table at December 31, 1995.



                                                                  NUMBER OF
                                                                 SECURITIES            VALUE OF
                                                                 UNDERLYING           UNEXERCISED
                                                                 UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS              OPTIONS
                                NUMBER OF                         AT FISCAL            AT FISCAL
                                 SHARES                          YEAR-END(#)          YEAR-END($)
                                ACQUIRED         VALUE      ------------------------------------------
                              ON EXERCISE       REALIZED        EXERCISABLE/         EXERCISABLE/
             NAME                 (#)             ($)           UNEXERCISABLE        UNEXERCISABLE
------------------------------------------------------------------------------------------------------
  Mortimer J. O'Shea(1)           -0-             $-0-         67,810/181,124      $116,398/$264,962
------------------------------------------------------------------------------------------------------
  Erwin D. Knauer(2)              -0-             $-0-         17,500/ 22,500      $  1,406/$  4,219
------------------------------------------------------------------------------------------------------
  Paul L. Starman(3)              -0-             $-0-          5,000/ 15,000      $    938/$  2,813
------------------------------------------------------------------------------------------------------

------------------------------
(1) Mr. O'Shea's options consist of non-statutory stock options to purchase 218,934 shares which he received concurrent with his employment with the Corporation (see "-- Certain Agreements," below) and incentive stock options to purchase 30,000 shares which were granted to him pursuant to the Corporation's 1995 Employee Stock Option Plan (see "-- Option Grants in Last Fiscal Year," above).
(2) Mr. Knauer's options consist of incentive stock options to purchase 10,000 shares which were granted pursuant to the Corporation's 1982 Incentive Stock Option Plan and incentive stock options to purchase 30,000 shares which were granted pursuant to the Corporation's 1995 Employee Stock Option Plan (see "-- Option Grants in Last Fiscal Year," above).
(3) Mr. Starman received incentive stock options which were granted pursuant to the Corporation's 1995 Employee Stock Option Plan (see "-- Option Grants in Last Fiscal Year," above).

CERTAIN AGREEMENTS

       On March 14, 1996, the Corporation and the Bank extended and modified the original employment agreement with Mortimer J. O'Shea, President and Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank, that had been originally entered into March 17, 1994.

       The extended and modified employment agreement (the "Employment Agreement") provides for a term of employment of three years with the Corporation while his term of employment with the Bank shall be for a period of one year. The Employment Agreement provides for inclusion of Mr. O'Shea in all of the employee benefit plans that the Corporation or the Bank maintain for the benefit of their employees and which include any medical or other insurance plans, the 401(k) plan and vacation policies. The Employment Agreement provides for an annual base salary of $215,000, which will be paid by the Bank so long as the Bank is an employer of Mr. O'Shea and by the Corporation for the remaining term of the Employment Agreement.

       The Employment Agreement will terminate upon Mr. O'Shea's death or disability, and is terminable by the Corporation or the Bank with or without "just cause" (as such term is defined in the Employment Agreement). If Mr. O'Shea is terminated without "just cause", he shall be entitled to his salary at the annual rate then in effect up to the date of the termination of the term of the Employment Agreement (plus any renewal term). In the event of termination for "just cause," Mr. O'Shea will not be entitled to any salary for any period after such termination. If Mr. O'Shea's employment is terminated or suspended as a result of an order or notice being served under Section 8 of the Federal Deposit Insurance Act, all obligations of the Corporation and the Bank shall terminate as of the effective date of the order or notice. If such an order or notice suspends or temporarily prohibits Mr. O'Shea from participating in the conduct of the Corporation's or the Bank's affairs, the Employment Agreement shall be suspended as of the effective date of such order or notice. If the charges in the order or notice are dismissed, the Bank shall pay Mr. O'Shea all or part of the compensation withheld while the Employment Agreement was suspended and reinstate any of its obligations thereunder.

       If the Employment Agreement is terminated due to Mr. O'Shea's "disability" (as defined in the Employment Agreement), he will be entitled to a continuation of his compensation and benefits through the date of the establishment of his disability and for a period of six months thereafter. In addition, he shall be entitled to one-half of his base salary plus any other employee benefits in effect at such time for an additional six month period. Any and all such payments made as the result of disability shall be reduced by the amount he receives under any disability insurance policy maintained by the Corporation or the Bank.

       Mr. O'Shea may voluntarily terminate his Employment Agreement by providing 60 days written notice to the Boards of Directors of both the Corporation and the Bank, in which case he will be entitled to receive only his compensation, vested rights and employee benefits up to the date of his termination.

       The Employment Agreement contains provisions stating that in the event of Mr. O'Shea's involuntary termination in connection with, or within one year after, any change in control of the Corporation or the Bank, other than for "just cause," Mr. O'Shea will be paid within 10 days of such termination an amount equal to two times his base annual compensation less that amount of base compensation actually paid after the change of control, unless the Bank was placed in conservatorship or receivership in connection with such change in control and the Board of Directors of the Corporation or the Bank determines in good faith that the change of control was directed by or otherwise required by the Federal Deposit Insurance Corporation. In no event, however, may the aggregate amount payable in the event of a change in control equal or exceed the difference between (i) the product of 2.99 times Mr. O'Shea's "base amount" as defined in Section 280G(b)(3) of the Code and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined in Section 280G(b)(2) of the Code) that he receives on account of the change in control.

       "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Corporation's voting stock, the control of the election of a majority of the Corporation's or the Bank's directors or the exercise of a controlling influence over the management or policies of the Corporation or the Bank. In addition, under the Employment Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Bank or the Corporation at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Bank or the Corporation, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement also provides for a similar lump sum payment to be made in the event of Mr. O'Shea's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Mr. O'Shea, including (i) requiring the Executive to move his personal residence, (ii) the assignment of duties and responsibilities which are substantially inconsistent with those normally associated with his position with the Bank or the Corporation, and (iii) materially diminishing his authority and responsibility. The aggregate payments that would be made to Mr. O'Shea assuming his termination of employment under the foregoing circumstances would be $430,000. This provision may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Corporation.

       Concurrently with entering into the Employment Agreement, the Corporation also entered into a Nonstatutory Stock Option Agreement (the "Stock Option Agreement") with Mr. O'Shea. Pursuant to the terms of the Stock Option Agreement, the Corporation granted to Mr. O'Shea an option to purchase shares of Common Stock having an aggregate exercise price of $500,000. Exercise of any options granted to Mr. O'Shea pursuant to the Stock Option Agreement was conditioned upon the successful completion by the Corporation of a public offering of the Corporation's Common Stock (the "Offering") by December 31, 1994 resulting in gross proceeds of at least $10 million. This condition has been satisfied. The options are granted in three separate tiers as follows: (1) Tier 1 Options for Common Stock having an aggregate exercise price of $170,000 exercisable at $2.00 per share, the price at which the Common Stock was sold in the Offering (the "Offering Price"), (2) Tier 2 Options for Common Stock having an aggregate exercise price of $165,000 exercisable at the Offering Price plus 50% of the difference between the Adjusted Book Value of the shares (as defined in the Stock Option Agreement) and the Offering Price and (3) Tier 3 Options for Common Stock having an aggregate exercise price of $165,000 exercisable at the greater of the Offering Price or the Adjusted Book Value of the shares. Twenty-five percent of Tier 1 Options became exercisable one year after March 17, 1994 (the "Effective Date") with an additional 25% vesting on each of the three subsequent anniversaries of the Effective Date. Twenty-five percent of Tier 2 Options become exercisable two years after the Effective Date with an additional 25% vesting on each of the three subsequent anniversaries of the Effective Date. Twenty-five percent of Tier 3 Options become exercisable three years after the Effective Date with an additional 25% vesting on each of the three subsequent anniversaries of the Effective Date. The Stock Option Agreement further provides that the vesting schedule shall be accelerated and all options are to become immediately exercisable upon a "change in control" as that term is defined in the Employment Agreement. All unexercised options expire in seven years from the Effective Date.

       Exercise of the options granted pursuant to the Stock Option Agreement is also subject to the Corporation's achieving certain annual performance standards relating to the Corporation's profitability and return on equity. Based upon the Corporation's performance relative to such performance standards during 1995, 100% of the options which would be otherwise exercisable during 1996 are exercisable. In addition, Mr. O'Shea may not exercise options in any given taxable year of the Corporation to the extent that such exercise would result in Mr. O'Shea's having taxable compensation that is not deductible to the Corporation. If such restriction results in Mr. O'Shea's being unable to exercise options that are otherwise exercisable, then, notwithstanding any other provision of the Stock Option Agreement, if the term of the option would have expired in such year, its term shall be extended until December 31st of the next succeeding year. In the event of such an extension of exercisability, the applicable performance standards shall be those applicable in the first year in which exercise was denied.

       In the event of Mr. O'Shea's termination for "just cause" as that term is defined in the Employment Agreement or by resignation, the options granted shall immediately become null and void. If employment is terminated without "just cause", any options which are otherwise exercisable on such termination date may be exercised for an additional 90 days following the termination date. In the event of termination of employment due to disability, all outstanding options will immediately become fully vested and may be exercised by Mr. O'Shea for a period of 90 days following the date of his termination due to disability. All outstanding options become fully vested upon the death of Mr. O'Shea and may be exercised for a period of one year following his death by the personal representative of his estate unless the Corporation elects to extend such period.

       On March 14, 1996 the Corporation and the Bank entered into a salary continuation agreement (the "Salary Agreement") with Erwin D. Knauer, Senior Vice President of the Corporation and President of the Bank. The Salary Agreement provides for the payment of his base annual compensation for one year upon change of Control, as defined above.

SUPPLEMENTAL EMPLOYEE BENEFITS PLAN

       The Supplemental Employee Benefits Plan ("SEBP"), which the Corporation's Board of Directors adopted in 1989, became fixed as to participants and benefits January 1, 1994. The SEBP provides a combination of benefits for designated salaried officers or other designated key employees of the Corporation and its subsidiaries. Participants in the SEBP had been designated annually by the Board of Directors of the Corporation on a prospective basis for each of the years 1990 through 1994. The Board also had designated the type and amount of benefits to be granted to each SEBP participant.

       Three types of benefits have been granted under the SEBP: (i) a pre-retirement death benefit which is payable in 10 equal annual installments if a participant dies while actively employed during the period for which benefits have been granted; (ii) a severance benefit which is payable in a lump sum if a participant's employment terminates during the period for which benefits have been provided other than by reason of the participant's death, retirement, permanent disability or termination by the employer for certain specified causes; and (iii) a retirement benefit payable in 10 equal annual installments following a participant's retirement after attaining age 65 or such other date as may be approved by the Board of Directors, or after attaining age 65 or such earlier date as may be approved by the Board of Directors if the participant's employment was previously terminated due to total disability. Each of the designated employees has been granted a Supplemental Benefits Agreement which specifies benefits to which such participant will be entitled as long as he or she remains actively employed by the Corporation or its subsidiaries.

       The following table sets forth benefits payable under SEBP in 10 equal annual installments following retirement at age 65 to the only individual named in the Summary Compensation Table above who was a participant in the SEBP.

                                                  ANNUAL
                                                RETIREMENT
   NAME                                           BENEFIT
   ----                                         -----------
Erwin D. Knauer                                   $34,900

DIRECTOR COMPENSATION

       Directors of the Corporation who are not members of management receive an annual fee for serving as a director and a fee for attending each meeting of the Corporation's Board and of the Bank's Board and, as applicable, each meeting of the Corporation's Audit Committee, the Bank's Asset/Liability Management Committee and the Bank's Executive Committee. In October, 1992 all directors' fees were reduced by 50%. In June, 1995 these fees were restored to the fees which were in effect prior to October, 1992. The current fees are as follows:
The annual fee is $10,000; Board meeting fees are $300 per meeting; and Committee meeting fees are $250 per meeting. Directors are not compensated for attendance at any other Corporation or Bank committee meetings. If the Board of Directors of the Corporation and the Board of Directors of the Bank meet on the same day, the directors are only compensated for the Bank's Board meeting. Directors who are members of management do not receive any fees for their service as directors.

       At the 1995 Annual Meeting of Shareholders the 1995 Stock Option Plan for Nonemployee Directors was approved. This plan provides for the granting of nonqualified stock options to nonemployee directors of the Corporation and its subsidiaries. The maximum number of shares of Common Stock of the Corporation, $1 par value, that may be made subject to options granted pursuant to this plan is 200,000. Upon approval of this plan each director received a grant based upon his years of service according to the following schedule:

                                                                             NUMBER OF SHARES
                                 YEARS OF SERVICE                            SUBJECT TO OPTION
        -------------------------------------------------------------------  -----------------
        at least three, but less than ten                                           5,000
        at least ten, but less than fifteen                                        10,000
        at least fifteen                                                           15,000

Options to purchase a total of 55,000 shares at $3.50 per share were granted upon approval of the 1995 Stock Option Plan for Nonemployee Directors as provided above. In addition, at the date of the annual meeting commencing in 1996 and thereafter on such date in each year until the expiration date of the plan, each person who is then a Nonemployee Director of the Corporation and/or any subsidiary of the Corporation will be automatically granted an option to purchase 1,800 shares, regardless of the number of boards on which they serve.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Williams, Caliri, Miller & Otley, of which Director Richard S. Miller and Chairman of the Board Victor C. Otley, Jr. are principals, serves as the Corporation's general counsel. The Corporation and its subsidiaries paid $359,877 in legal fees to such firm during 1995. In addition, borrower customers of the Bank paid $88,853 to that firm in 1995 in connection with loans made by the Bank. It is believed that the amounts paid to such firm are reasonable and competitive. It is anticipated that during 1996, the Corporation will continue to use the services of such firm, together with other law firms, to handle the legal aspects of troubled loans, regulatory and corporate matters.

       The Corporation provides a liability insurance policy for all its officers and directors. Coverage is provided by a policy with a major insurance company for $5 million per occurrence, with a standard deductible clause. The policy also insures the Corporation against amounts paid by it to indemnify directors and officers. The policy runs for a period of one year from July 1, 1995 to June 30, 1996 at a cost to the Corporation of $72,932.

       Directors and officers of the Corporation and their associates are customers of and had transactions with the Bank during 1995, and it is expected that they will continue such transactions in the future. All deposit accounts and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the Corporation and the Bank, do not involve more than the normal risks of collectibility or present other unfavorable features.

SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth as of March 15, 1996 certain information concerning the ownership of Common Stock by each director of the Corporation, by the officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                               PERCENT OF
                                                  AMOUNT AND NATURE           OUTSTANDING
              NAME OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP (1)     COMMON STOCK (2)
        -------------------------------------  ------------------------     ----------------
             Donald W. Barney                            59,500(3)                0.73%
             James R. Kaplan                             17,500(4)                0.22
             Erwin D. Knauer                             24,000(5)                0.30
             Louis S. Miller                             11,500(6)                0.14
             Richard S. Miller                           89,305(7)                1.10
             Mortimer J. O'Shea                          95,810(8)                1.17
             Victor C. Otley, Jr.                       114,273(9)                1.41
             Paul L. Starman                              5,000                   0.06
             All Directors and Executive
               Officers as a Group (9
               persons)                                 423,950                   5.16%

------------------------------
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from March 15, 1996. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.

(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of March 15, 1996.

(3) Includes 2,500 shares Mr. Barney has the right to acquire pursuant to the exercise of options.

(4) Includes 2,500 shares Mr. Kaplan has the right to acquire pursuant to the exercise of options.

(5) Includes 17,500 shares Mr. Knauer has the right to acquire pursuant to the exercise of options and 2,500 shares owned by Mr. Knauer's wife.

(6) Includes 7,500 shares Mr. Miller has the right to acquire pursuant to the exercise of options.

(7) Includes 7,500 shares Mr. Miller has the right to acquire pursuant to the exercise of options. Also includes 668 of the 2,728 shares owned of record by Williams, Caliri, Miller & Otley. Also includes 3,000 shares owned by Mr. Miller's wife directly. Mr. Miller disclaims beneficial ownership of his wife's shares. Also includes 14,000 shares held by Mr. Miller as Trustee for himself and others; Mr. Miller disclaims beneficial ownership of 7,000 of such shares in which others have a beneficial interest.

(8) Includes 67,810 shares Mr. O'Shea has the right to acquire pursuant to the exercise of options. Also includes 7,500 shares owned by Mr. O'Shea's wife. Mr. O'Shea disclaims beneficial ownership of his wife's shares.

(9) Includes 7,500 shares Mr. Otley has the right to acquire pursuant to the exercise of options. Also includes 58,584 shares owned by Mr. Otley's wife. Mr. Otley disclaims beneficial ownership of his wife's shares. Also includes 668 of the 2,728 shares owned of record by Williams, Caliri, Miller & Otley.

--------------------------------------------------------------------------------
                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

       The principal accountant for the Corporation and its subsidiaries for 1995 was Arthur Andersen LLP, Roseland, New Jersey. Arthur Andersen LLP has served in that capacity since 1984 and has been engaged as the Corporation's principal accountant for 1996. It is expected that one or more representatives from Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

       The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

       The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.

       The Corporation's 1995 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

       The exercise price of the nonstatutory stock options granted to Mortimer
J. O'Shea pursuant to his nonstatutory stock option agreement with the Corporation (See "-- Certain Agreements") became fixed upon the completion of the Corporation's public offering of Common Stock in October 1994. Mr. O'Shea inadvertently failed to file a report regarding said options under Section 16(a) at the Securities and Exchange Act of 1934 on a timely basis. The report was subsequently filed.

       In October, 1995, an estate of which Victor C. Otley, Jr. is executor, transferred ownership of Corporate stock. Mr. Otley was required to file with the Securities and Exchange Commission a report under Section 16(a) of the Securities and Exchange Act of 1934. This report was inadvertently filed one month beyond its due date.
--------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

       In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive office at 64 Mountain View Boulevard, Wayne, New Jersey 07470 no later than November 13, 1996. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    MORTIMER J. O'SHEA
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
Wayne, New Jersey
March 22, 1996

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------
A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: STOCKHOLDER RELATIONS, RAMAPO FINANCIAL CORPORATION, 64 MOUNTAIN VIEW BOULEVARD, WAYNE, NEW JERSEY 07470.
--------------------------------------------------------------------------------

RAMAPO
FINANCIAL       P.O. BOX 221
CORPORATION     WAYNE, NEW JERSEY 07470                         REVOCABLE PROXY
-------------------------------------------------------------------------------
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS AT:

                        Radisson Hotel
                        690 Route 46 East
                        Fairfield, New Jersey
                        Tuesday, April 30, 1996 4:00 P.M.

The undersigned hereby appoints Vincent R. D'Accardi and Solomon W. Masters each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Ramapo Financial Corporation held of record by the undersigned on March 15, 1996, at the annual meeting of stockholders or any adjournment thereof, and to vote, in their discretion, upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1.

                (Continued, and to be signed, on the other side)

                            * FOLD AND DETACH HERE *

                    Please mark your response at indicated in this example  [X]

PROPOSAL NO. 1: ELECTION OF DIRECTORS. THE NOMINEES OF THE BOARD OF DIRECTORS
                ARE:

   FOR ALL      WITHHOLD        James R. Kaplan         Erwin D. Knauer
  NOMINEES    AUTHORITY FOR
               ALL NOMINEES
                                (INSTRUCTION: To withhold authority to vote for
                                any individual nominee, write that nominee's
                                name on the space provided below.)
                                ----------------------------------------------

        Please sign below exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign by authorized person also indicating that individual's capacity.


        Signature
        -----------------------------------------------------------------------

        Signature
        -----------------------------------------------------------------------

        Date
        -----------------------------------------------------------------------
        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            * FOLD AND DETACH HERE *

                      [RAMAPO FINANCIAL CORPORATION LOGO]


Dear Shareholder,

        We are pleased to enclose the Notice of Annual Meeting and Proxy Statement and our 1995 Annual Report. We hope that you will attend this meeting. Your vote is very important to us and we encourage you to promptly complete the above proxy card and return it in the envelope provided. A prompt return of the proxy card is important to establish the quorum for the meeting and would, thereby, preclude the corporation from incurring additional costs of a second mailing or direct vote solicitation. We thank you for your continued support.

                                Sincerely,


                                The Board of Directors